CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of Rexall Sundown, Inc. on Form S-3 of our report dated October 10, 1997, on our audits of the consolidated financial statements of Rexall Sundown, Inc. as of August 31, 1997 and 1996, and for the years ended August 31, 1997, 1996 and 1995, which report is included in the Company's Annual Report on Form 10-K for the year ended August 31, 1997. We also consent to the reference to our firm under the caption "Experts."


Coopers & Lybrand L.L.P.

Miami, Florida
April 22, 1998